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                         CONSENT OF GRANT THORNTON LLP

We have issued our reports dated as noted accompanying the financial statements listed below contained in the Registration Statement and Prospectus.

Report date                      Description of financial statements
-----------                      -----------------------------------
November 17, 1999     Balance sheet of Atlas Pipeline Partners, L.P. as of
                        September 30,1999
November 18, 1999     Balance sheet of Atlas Pipeline Partners, GP, Inc. as of
                        September 30, 1999
July 14, 1999         Combined Balance sheets of Resource America, Inc.
                        Gatherings Operations as of December 31, 1998 and 1997, and the related combined statements of operations and cash flows for each of the three years in the period ended December 31, 1998
July 14, 1999         Combined Balance sheets of The Atlas Group, Inc.'s
                        Gathering Operatons as of September 29, 1998 and December 31, 1997, and the related combined statements of operations and cash flows for the nine-month period ended September 28, 1998 and the years ended December 31, 1997 and 1996
November 17, 1999     Consolidated balance sheets of Atlas America, Inc,. and
                        Subsidiaries as of September 30, 1999 and 1998, and the related consolidated statements of operations, changes in stockholder's equity and cash flows for the year ended September 30, 1999
November 17, 1999     Consolidated balance sheets of Resource Energy, Inc. and
                        Subsidiaries as of September 30, 1999 and 1998, and the related consolidated statements of operations, changes in stockholder's equity and cash flows for each of the three years in the period ended September 30, 1999

We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it apppears under the caption "Experts."

      /s/ GRANT THORNTON LLP

      Cleveland, Ohio
      December 13, 1999